Exhibit 10.14

Dated the 8th day of November, 2023.

- AND -

Here We Seoul Limited

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TENANCY AGREEMENT

relating to Unit B on 15th Floor, The Hamptons,

No. 45 Beacon Hill Road, Kowloon, Hong Kong

including Car Parking Space Nos.3 and 4 on P3.

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MESSRS. LIU, CHAN & LAM SOLICITORS & NOTARIES ROOMS 1606-11, 16TH FLOOR, CMB WING LUNG BANK CENTRE, 636 NATHAN ROAD, MONGKOK, KOWLOON, HONG KONG Ref.: K-FC/T-161099/mhl/23

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PARTICULARS

COLUMN 1	COLUMN 2
Date of Agreement	The 8th day of NOVEMBER 2023.

Landlord	YUE YUN HING holder of Hong Kong Identity Card No.B008027(1) of 15th Floor, Silver Commercial Building, 719 Nathan Road, Kowloon, Hong Kong.

Tenant	Here We Seoul Limited whose registered office is situated at 30/F., Gravity, No.29 Hung Yip Street, Kwun Tong, Kowloon, Hong Kong.

Property	Unit B on 15th Floor, The Hamptons, No.45 Beacon Hill Road, Kowloon, Hong Kong including Car Parking Space Nos.3 and 4 on P3.

Term	Two (2) years commencing from 1st day of November, 2023 to 31st day of October, 2025 (both days inclusive) and Subject to Clause 12 hereof.

Commencement Date	the 1st day of November, 2023

Rent

HONG KONG DOLLARS EIGHTY THOUSAND ONLY (HK$80,000.00) per calendar month (inclusive of Government Rents, Rates and Management Fees). The first of such payments shall be made upon the signing hereof and thereafter on the Rent Days.

Rent Days	1st day of every calendar month

Deposit	HONG KONG DOLLARS ONE HUNDRED AND SIXTY THOUSAND ONLY (HK$160,000.00)

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Permitted Use	As a private residence for Mr. Wong Ying Yeung holder of Hong Kong Identity Card No.Z851768(2) and his immediate family members and domestic servant(s)

Furnishings	The fixtures, fittings and electrical appliances detailed in the Schedule hereto attached.

Rent Free Period	Nil

THIS AGREEMENT             is made on the date stated as the Date of Agreement in the Particulars BETWEEN (I) the Landlord and (2) the Tenant

WHEREBY IT IS AGREED as follows:-

DEFINITIONS	1.	(1)	In this Agreement the following expressions have the following meanings:

(a)	expressions in Column 1 of the preceding table hereof have the meanings assigned to them by Column 2 thereof;

(b)	the Landlord shall mean and include its assigns and successors in title;

(c)	the Building means “The Hamptons”, No.45 Beacon Hill Road, Kowloon, Hong Kong;

(d)	“Regulations” means the rules and regulations as contained in the Handbook & House Rules of The Hamptons referred to in clause 5 herein.

(2)	Where the Tenant is more than one person their obligations shall be joint and several.

(3)	Unless the context otherwise requires, words herein importing the masculine feminine or neuter gender shall include the others of them and words herein in the singular shall include the plural and vice versa.

(4)	The marginal notes are intended for guidance only and do not form part of this Agreement nor shall any of the provisions in this Agreement be construed or interpreted by reference thereto or be in any way affected or limited thereby.

(5)	Any reference to any Ordinance includes a reference to that Ordinance as amended or replaced from time to time and to subordinate legislation or bye-law made thereunder.

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LETTING TERM AND RENT	2.	The Landlord shall let and the Tenant shall take ALL THAT the Property TOGETHER with the use of the Furnishings for the Tenn from the Commencement Date paying therefor during the Term the Rent (inclusive of Government Rent, Rates and Management Fees) payable in advance on the Rent Days free of all deductions whatsoever the first payment to be made on the signing hereof.

TENANT’S OBLIGATIONS	3.	The Tenant agrees with the Landlord as follows :-

TO PAY RENT	(1)	To pay the Rent as aforesaid without any set off or deduction whatsoever.

TO PAY OUTGOINGS	(2)	To pay and discharge all taxes, assessments, duties, charges, impositions and outgoings whatsoever of an annual or recurring nature to be charged or imposed in respect of the Property or upon the Landlord or occupier in respect thereof (Government Rent, Rates, Management Fees and Property Tax only excepted).

	(3)	To pay and discharge all charges for water, electricity, gas, telephone and other services, whatsoever to be charged or imposed in respect of the Property and to pay all necessary deposits (if any) for the meters therefor.

TO MAINTAIN PROPERTY IN REPAIR	(4)	At the Tenant’s expenses to keep all the interior of the Property including the flooring and interior interior plaster or other finishes or rendering to walls, floors and ceilings and the Landlord’s fixtures therein including all doors, windows, plumbing and sanitary apparatus, electrical installations and wiring in good, clean tenantable repair and condition (reasonable wear and tear excepted) and so to maintain the same at the expense of the Tenant and to deliver up the same to the Landlord at the expiration or sooner determination of the Tenn in like condition except as aforesaid.

TO BE RESPONSIBLE FOR INTERIOR DEFECTS	(5)	To be wholly responsible for any loss, damage or injury caused to any person whomsoever directly or indirectly through the defective or damaged condition of any part of or any installation in the Property caused by any act or default of the Tenant to make good the same by payment or otherwise and to indemnify the Landlord against all actions, proceedings, claim and demands made upon the Landlord in respect of any such loss, damage or injury and all costs and expenses incidental thereto.

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TO REPLACE GLASS	(6)	To replace at the Tenant’s own expense any glass in any doors or windows of the Property that may become broken, from whatever cause, during the tenancy.

PROTECTION FROM TYPHOON	(7)	To take all reasonable precautions to protect the interior of the Property from storm or typhoon damage or the like.

TO ALLOW ACCESS TO LANDLORD	(8)	To permit the Landlord and all persons authorised by the Landlord upon prior notice and at all reasonable times except in cases of emergency to enter (or in cases of emergency or where the Landlord does not receive any response from the Tenant within seven days of the service of such notice to break and enter) the Property to:-

(a)	ascertain whether the Tenant’s obligations under and the conditions of this Agreement have been observed and performed;

(b)	view (and to open up floors and ceiling where the same is required in order to view) the state of repair and condition of the Property and of the Furnishings,

(c)	take schedules or inventories of the Furnishings fixtures, fittings and other items in or upon the Property;

(d)	carry out work or do anything whatsoever comprised within the Landlord’s obligations in this Agreement;

Provided that any such opening-up shall be made good by and at the cost of the Landlord where the same reveals no breaches of the terms or conditions hereof.

TO EXECUTE REPAIRS ON NOTICE	(9)	Forthwith to comply with any notice given by the Landlord specifying any works or repairs which the Tenant has failed to execute in breach of the terms hereof Provided that if within fourteen days of the service of such a notice the Tenant shall not have commenced and be proceeding diligently with the execution of the works or repairs specified or shall fail to complete within one month (or any other reasonable period stipulated by the Landlord), then to permit the Landlord to enter the Property to execute such works or repairs, and to pay to the Landlord upon demand the cost of so doing and all expenses (including any professional fees) incurred by the Landlord.

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NOT TO INJURE PROPERTY	(10)	Not to cut maim or injure or permit or suffer to be cut maimed or injured any doors, windows, walls, beams, structural members or any part of the fabric of the Property or any of the plumbing or sanitary apparatus or installations included therein, nor to overload the floors ceilings or walls of the Property.

HOUSE RULES AND REGULATIONS	(11)	To observe and comply with the House Rules and Regulations of the Building that may be created (and may from time to time be amended) in accordance with clause 5 hereof so far as they relate to the Property, and to indemnify the Landlord against breach non-observance or non-performance thereof.

NOT TO ASSIGN	(12)	Not to assign underlet or otherwise part with the possession of the Property or any part thereof in any way whether by way of subletting lending sharing or other means whereby any person or persons not a party to this Agreement obtains the use or possession of the Property or any part thereof irrespective of whether any rental or other consideration is given for such use or possession and in the event of any such transfer sub-letting sharing assignment or parting with the possession of the Property (whether for monetary consideration or not) this Agreement shall absolutely determine and the Tenant shall forthwith vacate the Property on notice to that effect from the Landlord. This tenancy shall be personal to the Tenant itself and without in any way limiting the generality of the foregoing the following acts and events shall unless approved in writing by the Landlord be deemed to be breaches of this Sub Clause:-

(a)	In the case of a tenant which is a partnership the taking in of one or more new partners whether on the death or retirement of an existing partner or otherwise.

(b)	In the case of a tenant who is an individual (including a sole surviving partner of a partnership) the taking up of the tenancy upon the death, insanity or other disability of that individual by the executors administrators personal representatives next-of-kin trustees or committee of any such individual, or the admission of a new partner or partners.

(c)	In the case of a tenant which is a corporation any take-over by other company or persons, amalgamation, merger, reconstruction or liquidation of the Tenant itself.

(d)	The giving by the Tenant of a Power of Attorney or similar authority whereby the donee of the Power obtains the right to use possess occupy or enjoy the same.

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NOT TO PRODUCE NOISE	(13)	Not to do make or produce or permit or suffer to be produced any music, noise (including sound produced by broadcasting or any apparatus or equipment capable of producing reproducing receiving or recording sound) so as to be a nuisance or annoyance to the Landlord or to occupiers of other premises or in the neighbourhood or in anywise against the laws or regulations of the Hong Kong Special Administrative Region.

NOT TO CAUSE NUISANCE	(14)	Not to do or permit or suffer to be done any act or thing which may be or become a nuisance or annoyance to the Landlord or to the tenants or occupiers of other premises in the neighbourhood.

INDEMNITY BY TENANT	(15)	To indemnify the Landlord against all actions costs claims and demands made upon or against the Landlord in respect of damage to the person or property of any person caused by or through or arising out of any breach, non-observance, non performance and non-compliance by the Tenant of any of the terms, conditions and covenants subject to and under which the Property is held.

NOT TO STORE DANGEROUS GOODS	(16)	Not to keep or store or permit or suffer to be kept or stored on or in the Property any arms ammunition gunpowder saltpetre kerosene or other explosive or combustible or hazardous goods or substance.

ANIMALS, PETS AND INFESTATION	(17)	Not to keep any animals or pets inside the Property and the Tenant shall take such steps and precautions to the satisfaction of the Landlord to prevent the Property from becoming infested by termites, rats, mice, roaches or any other pests or vermin and for the better observance hereof the Landlord may require the Tenant to employ at the Tenant’s costs such pest examination contractors as the Landlord may nominate at such intervals as the Landlord may direct.

USER	(18)	Not to use or permit or suffer to be used the Property for any purpose other than the Permitted Use.

PROHIBITED USES	(19)	Not to use or permit or suffer the Property to be used for any illegal or immoral purpose.

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VITIATING INSURANCE	(20)	Not to do or permit or suffer to be done in the Property anything which may avoid any policy or policies of insurance in respect of the Property or increase any premium payable for the same and to indemnify the Landlord against all loss and damage suffered in consequence of any breach of this sub- clause and to pay to the Landlord any increase in the insurance premium attributable to the Property by a breach of this sub-clause such payment of increased premium to be made by the Tenant on demand and recoverable as rent in arrear.

NOT TO OBSTRUCT COMMON AREAS	(21)	Not to encumber or obstruct or permit to be encumbered or obstructed with any boxes, dust bins, merchandise, goods, machines, articles, packaging or obstruction of any kind or nature any of the entrances, lifts, staircases, landings and passages, lobbies or other parts of the Building or in any place which is not hereby exclusively let to the Tenant.

NOT TO DISPLAY SIGNS	(22)	Not to exhibit on or in the Property any signboard, sign, advertisement placard or nameplate.

TO OBSERVE OTHER DEEDS	(23)	Not to do or suffer any act which shall amount to a breach or non-performance or non-observance of any negative or restrictive covenant in the Government Lease or Conditions under which the ground upon which the Building is erected is held from the Government or of any terms or conditions contained in the Management Agreement (if any) and the Regulation in respect of the Building.

TO PAY COST OF CLEARING DRAINS	(24)	To pay to the Landlord on demand all costs incurred by the Landlord in cleansing or clearing any of the drains, pipes or sanitary or plumbing apparatus choked or stopped up owing to the careless or improper use or neglect by the Tenant or any employee, agent or licensee of the Tenant.

TO PROTECT PROPERTY	(25)	To take all reasonable precautions to protect the Property against damage by storm or typhoon or the like.

TO PERMIT VIEWING	(26)	To permit upon reasonable notice at any time during the last two months of the Term (howsoever determined) the Landlord and all persons authorized by the Landlord including prospective purchasers and tenants to view the Property without interruption.

TO PAY LANDLORD’S COSTS	(27)	To pay all costs charges and expenses (including any professional fees) incurred by the Landlord in relation or incidental to:-

(a)	any application by the Tenant for any license or consent under this Agreement (whether or not the same be granted or refused or proffered subject to any condition), and

(b)	the recovery or attempted recovery of arrears of rent or other sums due from the Tenant.

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NOT TO ALTER	(28)	Not to make or cause to make or connive at any alterations structural to the Property and not to put up any partition or other erection or installation or electrical circuit on any part of the Property without the consent in writing of the Landlord. If the Landlord shall give consent to such alteration, partition or erection it shall in any event be subject to:-

(i)	the condition that the Tenant shall not cause any damage to the Property or any part thereof in addition to such other conditions as the Landlord shall think fit to impose; and

(ii)	also the condition that the prior approval or consent is obtained from the Building Authority, Fire Services Department, Labour Department or any other relevant authority for such alteration or partition;

TO YIELD UP	(29)	At the expiration or sooner determination of this Agreement to deliver up to the Landlord vacant possession of the Property and the Furnishings or the same in their original state and in good and tenantable state of repair and condition (fair wear and tear excepted) and all the keys of the Property together with any additional fixtures, fittings, erections, alterations or improvements which the Tenant may with the consent of the Landlord as aforesaid have made upon or in the Property without payment of any compensation for such additional erections alteration or improvements Provided Always that the Landlord may at the expiration or sooner determination of this Agreement on giving reasonable notice require the Tenant to remove such additional fixtures, fittings, erections, alternations or improvements at the cost and expenses of the Tenant.

TO COMPLY WITH LAWS	(30)	At the Tenant’s expense to comply in all respects with the provisions and requirements of the Buildings Ordinance, Chapter 123 and the Town Planning Ordinance, Chapter 131 or any statutory modification or re-enactment thereof for the time being in force and any regulations or orders made thereunder relating to the use or occupation by the Tenant hereunder and to indemnify (as well after the expiration of the Tenn by effluxion of time or otherwise as during its continuance) and to keep the Landlord indemnified against all liability whatsoever including costs and expenses in respect of any contravention thereof.

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NOT TO OBSTRUCT LIGHT	(31)	Not to block up darken or obstruct or obscure any windows or lights belonging to the Property without having obtained the express written consent of the Landlord which consent may be given subject to such conditions as the Landlord may in its absolute discretion impose.

TO COMPLY WITH LAWS, ETC.	(32)	To obey and comply with and to indemnify the Landlord against the breach by the Tenant of all ordinances, regulations, bye-laws, rules and requirements of any Governmental or other competent authority relating to the use and occupation of the Property or any other act, deed, matter or thing done, permitted, suffered or omitted therein or thereon by the Tenant or any employee, agent or licensee of the Tenant.

INDEMNIFICATION OF LANDLORD	(33)	To be wholly responsible for any damage or injury caused to any person whomsoever or property whatsoever directly or indirectly through the defective or damaged condition of any part of the interior of the Property or any fixtures or fittings therein or any of the Furnishings for the repair of which the Tenant is responsible hereunder or in any way owing to the spread of fire or smoke or gas or the overflow of water from the Property or any part thereof or through the act omission default or neglect of the Tenant his servants invitees or licensees and to make good the same by payment or otherwise and to fully indemnify the Landlord against all costs claims demands liabilities actions and legal proceedings whatsoever made upon the Landlord by any person in respect of any such loss damage or injury and all costs and expenses incidental thereto.

LANDLORD’S OBLIGATIONS	4.	The Landlord hereby agrees with the Tenants as follows:-

TO PAY GOVERNMENT RENTS AND RATES		(1)	To pay Government Rents, Rates, Management Fees and Property Tax and all outgoings of a capital or non-recurring nature attributable to or payable in respect of the Property.

QUIET ENJOYMENT		(2)	That the Tenant paying the Rent as aforesaid and observing and performing the agreements stipulations terms and conditions herein contained and on the Tenant’s part to be observed and performed shall peaceably hold and enjoy the Property during the Term without any interruption by the Landlord or any person lawfully claiming under or in trust for the Landlord.

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TO REPAIR EXTERIOR	(3)	To maintain and keep the exterior and main structure of the Property and every part of such main structure in proper and tenantable repair and condition (except the windows) PROVIDED that: -

(a)	The Landlord’s liability hereunder shall not be deemed to have arisen unless and until notice of any want of repair of the same shall have been previously given by the Tenant to the Landlord and the Landlord shall have failed to take steps to repair the same after the lapse of a reasonable time.

(b)	Notwithstanding anything to the contrary as contained in this clause it shall be the responsibility and liability of the Tenant to repair and make good at its own expense all defects, want of repair and damages caused by the act default neglect or omission of the Tenant and all persons authorized or permitted by the Tenant to use the Property.

(c)	The Landlord shall not be required to repaint or whitewash any external part of the Property unless required to do so by any Government Authorities or under the Deed of Mutual Covenant relating to the Property.

RULES AND REGULATIONS	5.	(1)	The Landlord shall be entitled from time to time and by notice in writing to the Tenant to make introduce and subsequently amend adopt or abolish if necessary such rules and regulations contained in the Handbook & House Rules of The Hamptons (“the Regulations”) as it may consider necessary for the proper operation and maintenance of the Building or any part thereof.

		(2)	The Regulations shall be supplementary to the terms and conditions contained in this Agreement and shall not in any way derogate from such terms and conditions. In the event of conflict between the Regulations and the terms and conditions of this Agreement the terms and conditions of this Agreement shall prevail.

		(3)	The Landlord shall not be liable to anyone for any loss or damage however caused arising from any non- enforcement of the Regulations or non-observance thereof by any third party.

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OTHER STIPULATIONS RE-ENTRY ON DEFAULT	6.	IT IS HEREBY EXPRESSLY AGREED as follows
(1)	If at any time during the Term :-

(a)	the rent hereby agreed to be paid or any part thereof shall be unpaid for fourteen days after the same shall become payable (whether legally or formally demanded or not); or

(b)	the Tenant shall fail or neglect to observe or perform any of the agreements, stipulations terms and conditions herein contained and on the Tenant’s part to be observed and performed; or

(c)	the Tenant (being an individual) shall become bankrupt or (being a corporation) shall go into liquidation whether compulsory or voluntary (save the voluntary liquidation of a solvent company for the purposes of amalgamation or reconstruction) or otherwise become insolvent or make any composition or arrangement with creditors or shall suffer any execution to be levied on the Property or otherwise on the Tenant’s goods, then and in any such case it shall be lawful for the Landlord at any time thereafter to re-enter the Property or any part thereof in the name of the whole whereupon this tenancy shall absolutely cease and determine but without prejudice to any right of action of the Landlord in respect of any outstanding breach or non-observance or non-performance of any of the agreements, stipulations terms and conditions herein contained and on the Tenant’s part to be observed and performed to the Landlord’s right to deduct all loss damage and proper expense thereby incurred from the Deposit paid by the Tenant in accordance with clause 8 hereof.

INTEREST ON ARREARS	(2)

If the Rent or any other sum payable by the Tenant to the Landlord under this Agreement shall not be paid after becoming due the same shall be payable with interest thereon at the rate per annum of 2% above the prime rate for the time being from the date when it was due to the date on which it is actually paid.

NOTICE OF RE-ENTRY	(3)

A written notice served by the Landlord on the Tenant in manner hereinafter mentioned to the effect that the Landlord thereby exercises the power of re- entry herein contained shall be a full and sufficient exercise of such power without actual physical entry on the part of the Landlord.

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NON-WAIVER	(4)

Acceptance of rent by the Landlord or any act omission or acquiescence on the part of the Landlord shall not be deemed to operate as a wavier by the Landlord of any right to proceed against the Tenant in respect of any breach non-observance or non- performance of the agreements stipulations terms and conditions herein contained and on the Tenant’s part to be observed and performed.

LANDLORD NOT LIABLE FOR DAMAGE	(5)	(a)	The Landlord shall not be under any liability whatsoever to the Tenant or any member of the Tenant’s family or any servants, licensees, agents, visitors, guests, customers, or invitees of the Tenant’s, or any person claiming any right title or interest under the Tenant :-

(i)	for the payment of any claim for compensation arising out of the operation of this Agreement or any provision hereof; or

(ii)	for any damage injury which may be sustained by the Tenant or by any such person or persons as aforesaid on account of the defective or damaged condition of the interior of the Property or the Landlord’s fixtures therein or any lift or any part thereof and in particular the Landlord shall not be responsible to the Tenant or any person or persons as aforesaid for any damage caused by or through or in anywise owing to any typhoon leakage of water or electric current from water pipes or electric wiring cables or ducts situated upon or in any way connected with the Property unless such damage shall result from the breach by the Landlord of one or more obligations hereby imposed after notice requiring compliance shall have been given and there shall not have been compliance within a reasonable time

(b)	For the security or safekeeping of the Property or any contents therein and in particular but without prejudice to the generality of the foregoing the provision by the Landlord of watchmen and caretakers or any mechanical or electrical systems of alarm of whatsoever nature if any shall not create any obligation on the part of the Landlord as to the security of the Property or any contents therein and the responsibility for the safety of the Property or any contents therein shall at all times rest with the Tenant.

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ACTS OF TENANT’S AGENTS	(6)	For the purposes of this Agreement any act, default neglect or omission of any guest, visitor, servant, agent, licensee or invitee of the Tenant shall be deemed to be the act, default, neglect or omission of the Tenant.

ARREARS OF RENT	(7)	The rent payable in respect of the Property shall be and be deemed to be in arrear if not paid in advance at the times and in manner herein provided for payment thereof.

NOTICES FOR RE-LETTING	(8)	During the two months immediately preceding the expiration of the Term (or sooner if the rent or any part thereof shall be in arrear and unpaid for upwards of one calendar month) the Landlord shall be at liberty to enter the Property upon reasonable prior written notice to the Tenant and affix and maintain without interference upon any external part of the Property a notice stating that the Property is to be let or sold and such other information in connection therewith as the Landlord shall reasonably require.

SERVICE OF NOTICES	(9)	Any notice required to be served hereunder shall, if to be served on the Tenant, be sufficiently served if addressed to the Tenant and sent by prepaid post to or delivered at the Property or the Tenant’s last known place of business or residence in the Hong Kong Special Administrative Region and, if to be served on the Landlord shall be sufficiently served if addressed to the Landlord and sent by prepaid post to or delivered at the Landlord’s last known place of business or residence in the Hong Kong Special Administrative Region. A notice sent by post shall be deemed to be given at the time and date of posting.

COSTS AND STAMP DUTY	(10)	(a) Each party to this Agreement shall bear his own legal costs of and incidental to this Agreement provided that if the same solicitors are representing both the Landlord and the Tenant, such solicitors’ costs on this Agreement shall be borne by the parties hereto in equal shares.

		(b) The stamp duty on this Agreement and its counterpart and registration fees (if any) shall be borne by the Landlord and the Tenant in equal shares.

NO WARRANTY OF USER	(11)

Nothing in this Agreement or in any consent granted by the Landlord under this Agreement shall imply or warrant that the Property may be used for the purpose herein authorized (or any purpose subsequently authorized) under any legislations or statutory regulations.

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SALE OF UNCLAIMED ARTICLES	(12)	If after the Tenant has vacated the Property at the expiration or sooner determination of the Term any effect or article of the Tenant remains in or on the Property, and the Tenant fails to remove it within seven days after being requested by the Landlord so to do, or if after using its best endeavours the Landlord is unable to make such a request to the Tenant within fourteen days from the first attempt so made by the Landlord:-

(a)	the Landlord may as the agent of the Tenant sell or otherwise dispose of such effect or article, provided that the Tenant will indemnify the Landlord against any liability incurred by the Landlord arising out of any such sale or disposition or to any third party whose effect or article shall have been sold by the Landlord in the bona fide mistaken belief (which shall be presumed unless the contrary be proved) that such effect or article belonged to the Tenant and that all costs and expenses of and incidental to any such sale or disposition shall be borne by the Tenant and be first deducted from the proceeds of sale or disposition.

(b)	if the Landlord having made reasonable efforts is unable to locate the Tenant the Landlord shall be entitled to retain the said proceeds of sale or disposition absolutely unless the Tenant shall claim the same within three months of the date upon which the Tenant vacated the Property, and

(c)	the Tenant shall indemnify the Landlord against any damage occasioned to the Property or the Building or any adjacent or neighbouring premises of the Landlord and any actions, claims, proceedings, costs, expenses and demands made against the Landlord caused by or related to the presence of the effect or article in or on the Property.

STATE OF PROPERTY KEY MONEY	(13)	The Tenant shall take the Property in its present decorative repair and condition.
	(14)	The Tenant hereby expressly declares that he has paid no premium, construction fee, key money or other sum of money of a similar nature to the Landlord or other person or persons authorized by the Landlord for the possession of the Property or for the granting of this tenancy.

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NEW TENANCY	(15)	Any acceptance of rent by the Landlord on or after expiration of the Term shall not create any new tenancy or renewal or extension of the existing tenancy unless written agreement has been signed between the parties hereto to show otherwise.

7.	Should the Property or any part thereof be rendered unfit for use and occupation by any cause not attributable to the negligence or default of the Tenant, the Rent or part thereof proportional to the part unfit for use and occupation shall abate and cease to be payable until the Property shall have been again rendered fit for occupation and if already paid shall be refunded by the Landlord to the Tenant without interest until the Property shall again be rendered fit for habitation and use. Provided that nothing herein shall impose on the Landlord any obligation to repair or reinstate the Property or any part thereof and if the Property shall not be repaired or reinstated within a period of three months from the time when the Property shall be rendered unfit for habitation the Tenant or the Landlord may terminate the Agreement in which event the Tenant shall deliver up vacant possession of the Property to the Landlord and notwithstanding any statutory provision to the contrary neither party shall have any claim against the other of them for damages compensation or otherwise apart from rights of action already accrued before such termination of this Agreement.

PAYMENT OF DEPOSIT	8.	(a)	The Tenant shall on the signing hereof pay to and maintain at all times during the Term with the Landlord the Deposit to secure the due observance and performance by the Tenant of the agreements stipulations terms and conditions herein contained and on the Tenant’s part to be observed and performed. The Deposit shall be retained by the Landlord throughout the Term free of any interest to the Tenant with power for the Landlord, without prejudice to any other right or remedy hereunder to deduct therefrom the amount of any cost expense loss or damage sustained by the Landlord as a result of any non-observance or non-performance by the Tenant of any such agreements stipulations terms and conditions.

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REPAYMENT OF DEPOSIT		(b)	Subject as aforesaid and to clause 8 hereof, the Deposit shall be refunded to the Tenant by the Landlord within fourteen (14) days after the expiration or sooner determination of the Term and the delivery of vacant possession of the Property to the Landlord or within fourteen (14) days of the settlement of the last outstanding claim by the Landlord against the Tenant in respect of any breach, non-observance or non-performance of any of the agreements, stipulations terms or conditions and on the part of the Tenant to be observed and performed whichever is the later.

WAVIER OF CLAIM FOR DEPOSIT	9.	(a)	It is agreed and declared that if at any time during the Term, the Landlord shall assign the Landlord’s interest in the reversion immediately expectant upon the Term and if the Landlord shall also transfer to the assignee of the reversion the Deposit or such part thereof as is then held by the Landlord under this Agreemnt, forthwith upon such transfer of the Deposit or such part thereof as aforesaid and provdied that a written notice containing particulars of the same shall have been served on the Tenant the Landlord shall be absolutely discharged and exonerated from the Landlord’s obligation to refund the Deposit to the Tenant contained in Clause 8 hereof and the Tenant shall waive all its rights and claims hereunder against the Landlord in respect of the Deposit.

		(b)	The Tenant hereby irrevocably consents and authorizes such transfer of the Deposit or such part thereof as aforesaid and undertakes and agrees to enter into an agreement in such form, with such party or parties and at such time as the Landlord may reasonably require to give better effect to the provisions of sub-clause (a) hereinabove.

RE-DEVELOPMENT	10.	If the Landlord shall be desirous of re-developing or permitting re-development of the Property and the Building of which the Property forms part including any major structural repair which could be more conveniently earned out if the Building is completely vacant, the Landlord shall be at liberty to terminate this Agreement by giving six months’ prior notice in writing to the Tenant. On the expiration of such notice, the Tenant shall vacate the Property in accordance with the provisions hereunder and the Landlord shall refund the Tenant the deposit or the balance thereof paid to the Landlord hereunder.

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FURNISHINGS	11.	(a)	The Tenant shall take the Property together with all its fixtures, fittings and electrical appliances in the Property (details whereof are set out as listed in the Schedule hereto attached) on the conditions as are existing at the time when possession of the Property is delivered to the Tenant. The Landlord has not hereby or otherwise expressly or impliedly given any warranty or guarantee as regards the physical or other conditions of the Property and its fixtures, fittings and electrical appliances; and

TO KEEP FURNISHINGS IN REPAIR		(b)	The Tenant shall keep the Furnishings provided by the Landlord in good repair and preservation and to make good pay for repair or replace with articles of a similar kind of at least equal value such of the Furnishings (fair wear and tear thereof only excepted) and not without the previous written consent of the Landlord to remove any of the Furnishings or permit or suffer the same to be removed from the Property except only for temporary removal for the purpose of repairs. The Tenant acknowledges that the Landlord shall not be liable to repair or replace any Furnishings and appliances that are lost damaged worn out or become non-functional due to whatever cause.

BREAK CLAUSE	12.	Notwithstanding anything hereinbefore contained to the contrary, it is hereby expressly agreed and declared that at any time after the 31 st day of October, 2024, either party shall have the right by giving not less than two (2) months’ prior written notice, or two (2) months’ rent in lieu of the notice, to the other party to determine the tenancy hereby created and upon the expiration of such notice or payment of two (2) months’ rent in lieu of the notice, this Agreement shall be determined but without prejudice to any claim by either party against the other in respect of any antecedent breach.

TRANSFER OF DEPOSIT	13.	For the avoidance of doubt, it is hereby expressly agreed and declared that the deposit money of HK$160,000.00 payable by the Tenant under Clause 8 hereof, is credited as wholly paid by way of transfer from the deposit money of HK$160,000.00 paid by the Tenant under a previous Tenancy Agreement dated 18th day of October, 2021 in respect of the Property PROVIDED THAT there exists no breach, non- observance or non-performance of any of the agreements, stipulated terms and condition under and contained in the aforesaid previous Tenancy Agreement.

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BANK CONSENT	14.	The Tenant is aware that the Property is now subject to a Mortgage in favour of Nanyang Commercial Bank Limited (“the Bank”). It is hereby agreed by the Landlord that he shall at his own costs and expenses apply to the Bank for its consent for entering into this Tenancy Agreement.

THIRD PARTY RIGHT	15.	No person other than the Landlord and the Tenant hereto shall have any right under the Contracts (Right of Third Parties) Ordinance (Cap. 623 of the Laws of Hong Kong) to enforce or enjoy the benefits of any of the provisions of this Tenancy Agreement

TERMINATION OF PREVIOUS AGREEMENT	16.	This Agreement comprises all the terms agreed between the parties hereto and no warranties or representations express or implied are or have been made or given by the Landlord or the Tenant or by anybody on his behalf relating to the Property prior to the signing hereof and if any such warranty or representation express or implied has been made the same is withdrawn or deemed to have been withdrawn immediately before the parties enter into this Agreement. This Agreement is also in substitution of all previous agreements between the Landlord and the Tenant which agreements, if any, shall be deemed to have been terminated by mutual consents from the date of signing of this Agreement.

AS WITNESS the hands of the parties hereto on the date specified as Date of Agreement in the Particulars.

SIGNED by the Landlord whose signature is verified by:-	) )

FRANCIS CHEUNG
Solicitor, Hong Kong SAR
of Liu, Chan & Lam,
Solicitors & Notaries.

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RECEIVED on the date stated as the Date	)
of Agreement in the Particulars hereof from	)
the Tenant the sum of HONG KONG	)
DOLLARS ONE HUNDRED AND	)
SIXTY THOUSAND ONLY ----------)		HK$ 160,000.00
(which sum being transferred from the deposit held under the previous Tenancy Agreement dated 18th day of October, 2021) being the Deposit above expressed to be paid by the Tenant to the Landlord.	) ) ) ) )

SIGNED by Mr. Wong Ying Yeung, Director For and on behalf of the Tenant In the presence of:-	) ) ) )

For and on behalf of

Here We Seoul Limited

....

Authorized Signature(s)

(“the Tenant”)

Witness:	/s/ Yeung Siu Ching
Name:	Yeung Siu Ching
Title/HKID:	K142561179

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